UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

BETTER HOME & FINANCE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

VISHAL GARG 1/0 REAL ESTATE, LLC 1/0 HOLDCO, LLC THE 718 4EVER TRUST I
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Vishal Garg (“Mr. Garg”), together with the other participants named herein (collectively, the “Garg Group”), has filed a definitive consent statement and an accompanying GREEN consent card with the Securities and Exchange Commission to be used to solicit written consents with respect to, among other things, the removal of five (5) directors on the board of directors of Better Home & Finance Holding Company, a Delaware corporation.

Item 1: On September 14, 2026, the Garg Group issued the following press release:

Garg Group Files Consent Materials Explaining Why Better Shareholders Should Vote to Oust Renegade Board Members After Share Price and Market Cap Plummet Under New Leadership’s Tenure

Issues Investor Presentation and urges shareholders to vote on the Green proxy card to return competent management to Better

Believes Daniel Lewis lacks the mortgage, fintech, and operating experience Better needs – as demonstrated by the poor judgement and loss of shareholder value under their oversight

NEW YORK, Sept. 14, 2026 (GLOBE NEWSWIRE) -- Vishal Garg, founder and former CEO of Better Home & Finance Corporation (“Better” or the “Company”) (Nasdaq: BETR) and significant stockholder, has filed with the Securities and Exchange Commission a definitive consent statement and an accompanying GREEN consent card soliciting written consents to remove five directors on BETR’s Board of Directors. Mr. Garg has also released an investor presentation detailing the case for change at Better and why enabling Mr. Garg to play a meaningful role focused on product and innovation at the Company he founded 12 years ago is in the best interests of all shareholders.

The presentation, filed under amended DFAN 14-A 1, lays out why shareholders should support Mr. Garg’s plan to remove the targeted Board members, led by Daniel Lewis, who ousted Mr. Garg in August. Notably, it contrasts Better’s performance under Mr. Garg with the decline in share price and market capitalization following the Board’s failed coup, which led to immediate pushback by the Company’s largest shareholders.

“Daniel Lewis lacks the mortgage, fintech, and operating experience Better needs, and their decisions since taking control have demonstrated poor judgment and failed to protect shareholder value,” Mr. Garg said. “The plan that I filed lays out a path to stronger, more accountable leadership, including a highly qualified new CEO, a diverse and independent Board, and a role for me where I can put my deep experience, relevant skillset, and key relationships to work helping drive Better forward.”

The presentation also shows that, by August 3, 2026, Better under Garg had grown funded loan volume 2.5 times, increased revenue by 15% and improved adjusted EBITDA by more than 26%. The solicitation asks shareholders to support the Garg Group's plan and remove Board members Daniel Lewis, Harit Talwar, Arnaud Massenet, Bhaskar Menon, and Prabhu Narasimhan.

Voting is open now. The Garg Group has set an updated target date of September 18, 2026 for the submission of written consents.

Mr. Garg continued, “If you haven't voted yet, there's still plenty of time. Use the GREEN card to consent for the plan I have laid out in this filing. Your vote matters. Every shareholder's vote matters. It’s been great hearing from shareholders and participating in this process—really understanding what you want out of Better and now working to make it happen going forward,”

It is time to vote for a better BETR – which is why the Garg Group urges all shareholders to sign, date and return the GREEN CONSENT CARD in favor of the Garg Group’s proposals.

About Vishal Garg

Vishal Garg is the Founder, Board Member & former CEO of Better.com, the leading AI mortgage platform. Under Vishal's leadership, Better.com has provided over $100BN in home financing and provided over $35BN in cumulative coverage through Better Cover and Better Settlement Services, the insurance divisions of Better.com. Better.com has raised over $1.75BN in equity capital and is backed by SoftBank, L Catterton, Kleiner Perkins, Goldman Sachs, Ally Bank, American Express, Citi, IA Ventures and other investors.

Prior to founding Better.com, Vishal founded 1/0 Capital, an early-stage investment firm focused on investments in fintech, data science and consumer products companies. Notable seed stage investments include Paribus, Ramp, Trumid, Creditas, Climb Credit, Notable, among many others.

Vishal previously co-founded MyRichUncle.com, the first online student lender, which he started in 1999 with $30,000 at the age of 21 and built into the fourth largest publicly traded private student loan company in the US. Prior to MyRichUncle, Vishal was an investment banking analyst at Morgan Stanley & Co.

IMPORTANT INFORMATION

Vishal Garg, together with the other participants in his solicitation, has filed a definitive consent solicitation statement with the SEC in connection with the solicitation of written consents from Better stockholders. Stockholders are urged to read the definitive consent solicitation statement and other solicitation materials carefully because they contain important information. The definitive consent solicitation statement is available free of charge through the SEC. GREEN consent cards are being distributed directly to stockholders, including by UPS.

Media Contact:
info@onezerocapital.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners LLC
(877) 629-6357
info@okapipartners.com

Item 2: From September 12, 2026 to September 14, 2026, Mr. Garg posted videos to social media. Transcripts of such videos are copied below:

September 12, 2026: When does voting end?

right. If you haven't voted yet, there's still plenty of time. We want to try to get everything in by September 18th, but voting actually technically ends on October 26. I know it takes time away from your day to do a physical mailing. God, it's 2026. What are we doing with this physical mailing stuff? I know it's a pain, but our stock price went from 27 and a half dollars before this happened down to as low as $12.50, and that money matters. It matters to you. Matters to me. It matters to all better shareholders. So please take the 15 minutes out of your day, it'll take you literally less than 30 seconds to fill out the green card, drop it back in the UPS, and then give it to your UPS guy. Thank you so so much. Really appreciate you all. Let's make better better.

September 13, 2026: Do I still have time to vote?

You have plenty of time to vote. Our goal is to get all the votes in by September 18th, (0:06) which is next Friday, but the voting continues till October 26th. (0:11) We want your vote.

Your vote matters. Thank you. Help us make a better better.

September 13, 2026: Does my vote matter?

Your vote matters. Every shareholder's vote matters. We want to hear from all of you. What's been awesome is hearing from all of you and participating in this process, really understanding what you want out of better, and then now making it happen going forward.

September 14, 2026: How important is this for Better?

(0:01) What's on the line here is the future of better. (0:04) Do we want to be a mortgage company selling a web portal (0:08) for mortgage brokers to put in apps in like it's 1998? (0:12) Or do we want to take the AI MCP that we built with Tin Man (0:15) and use that to become the definitive platform for the mortgage industry? (0:19) We were on our way towards the latter. (0:22) We were on our way to being the definitive mortgage platform for the industry, (0:25) bringing the most advanced technology to the industry (0:29) and using that to grow our business almost 3x in the last two and a half years.

(0:33) That is what we want to keep on doing. (0:36) Please give us the time and the energy and the chance to do that. (0:40) Vote for a better better.

(0:41) Vote for the green consent card today.

Item 3: From September 12, 2026 to September 14, 2026, Mr. Garg posted materials to social media, copies of which are attached hereto as Exhibit 1 and incorporated herein by reference.